Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED MARCH 31, 2012

HIGHLIGHTS

--                FFO per share increased 60% to $0.64; FFO as adjusted per share increased 20% to $0.67; FAD per share increased 10% to $0.54; and earnings per share increased to $0.43

--                Year-over-year three-month cash NOI Same Property Performance (“SPP”) increased 4.7%

--                Full-year 2012 guidance raised as follows: cash NOI SPP to a range of 3.25% to 4.25%; FFO as adjusted to a range of $2.71 to $2.77 per share; and FAD to a range of $2.16 to $2.22 per share

--                Completed $809 million of capital market transactions:

--    $450 million of 3.75% senior unsecured notes due in 2019

--    $359 million of common stock priced at $39.93 per share

--                Redeemed all outstanding preferred stock (7.15% blended rate) for $296 million with proceeds from the common stock offering, further improving our credit profile

--                Improved the pricing and extended the term of our $1.5 billion revolving line of credit

--                Earned 10 ENERGY STAR certifications in our medical office and life science segments

LONG BEACH, CA, May 1, 2012 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended March 31, 2012 as follows (in thousands, except per share amounts):

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2011		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$264,806	$0.64	$149,689	$0.40	$0.24
Preferred stock redemption charge(1)	10,432	0.03	—	—	0.03
Merger-related items(2)	—	—	32,308	0.16	(0.16)
FFO as adjusted	$275,238	$0.67	$181,997	$0.56	$0.11
FAD	$224,323	$0.54	$159,585	$0.49	$0.05
Net income applicable to common shares	$175,257	$0.43	$63,875	$0.17	$0.26

(1)     In connection with the redemption of our preferred stock, during the first quarter, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs. See the “Financing Activity” section of this release for additional information regarding the preferred stock redemption.

(2)     Merger-related items were attributable to the HCR ManorCare acquisition, which closed on April 7, 2011.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that the Company believes are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section of this release for additional information regarding FAD.

FINANCING ACTIVITY

On January 23, 2012, we issued $450 million of 3.75% senior unsecured notes due in 2019; net proceeds from the offering were $444 million.

On March 22, 2012, we priced a $359 million offering of nine million shares of common stock at $39.93 per share with the proceeds used primarily to redeem all outstanding shares of our preferred stock.

On March 22, 2012, we announced the redemption of the 4,000,000 shares of 7.25% Series E and 7,820,000 shares of 7.10% Series F preferred stock at a price of $25.00 per share, or $295.5 million in aggregate, plus all accrued and unpaid dividends to April 23, 2012 (the redemption date). As a result of the redemption, we incurred a one-time charge of $10.4 million related to the original issuance costs of the preferred stock and recognized an incremental preferred stock dividend of $1.3 million representing the acceleration of the accrued dividend from April 1, 2012 to the redemption date (the aggregate charge of $11.7 million is presented as an additional first quarter preferred stock dividend in our consolidated income statements).

On March 27, 2012, we completed an amendment to our existing $1.5 billion unsecured revolving line of credit facility. We improved the pricing and extended the maturity of the facility one additional year to March 2016. Based on our current credit ratings, the amended facility bears interest annually at LIBOR plus 1.075% and has a facility fee of 0.175%, which in the aggregate represent a 55 basis point reduction to our funded interest cost.

INVESTMENT TRANSACTIONS

During the quarter we made investments of $40 million to fund development and other capital projects, primarily in our life science and senior housing segments, and sold a medical office building for $7 million, recognizing a gain of $3 million.

SUSTAINABILITY

During the quarter we earned 10 ENERGY STAR awards in our medical office (6) and life science (4) segments as a result of the Company’s energy conservation programs. As of March 31, 2012, our medical office, life science and senior housing segments have been awarded a total 68 ENERGY STAR labels. More information about HCP’s sustainability efforts can now be found on our website at www.hcpi.com.

SENIOR MANAGEMENT PROMOTIONS

The Company announced the promotions of Darren Bordeaux and Matthew Brill. Darren Bordeaux was promoted to Senior Vice President – Information Technology. Mr. Bordeaux joined the Company in 2005 and most recently held the position of Vice President – Information Technology. Matthew Brill was promoted to Senior Vice President - Treasurer. Mr. Brill joined the Company in 2006 and most recently held the position of Vice President – Treasurer.

DIVIDEND

On April 26, 2012, we announced that our Board of Directors declared a quarterly cash dividend of $0.50 per common share. The dividend will be paid on May 22, 2012 to stockholders of record as of the close of business on May 7, 2012.

OUTLOOK

For the full year 2012, we expect FFO applicable to common shares to range between $2.68 and $2.74 per share; FFO as adjusted applicable to common shares to range between $2.71 and $2.77 per share; FAD applicable to common shares to range between $2.16 and $2.22 per share; and net income applicable to common shares to range between $1.81 and $1.87 per share. These estimates do not reflect, among other items, the potential impact of future acquisitions or dispositions. See the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, May 1, 2012 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2012. The conference call is accessible by dialing (877) 724-7556 (U.S.) or (706) 645-4695 (International). The participant passcode is 66492936. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through May 15, 2012, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 66492936. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospitals. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 27 consecutive years; and (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis and FAD applicable to common shares on a diluted basis for the full year of 2012.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

562-733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Real estate:
Buildings and improvements	$8,974,639	$8,933,278
Development costs and construction in progress	171,967	190,590
Land	1,729,560	1,729,677
Accumulated depreciation and amortization	(1,540,809)	(1,472,272)
Net real estate	9,335,357	9,381,273

Net investment in direct financing leases	6,768,111	6,727,777
Loans receivable, net	113,946	110,253
Investments in and advances to unconsolidated joint ventures	220,311	224,052
Accounts receivable, net of allowance of $1,543 and $1,341, respectively	24,381	26,681
Cash and cash equivalents	347,425	33,506
Restricted cash	45,458	41,553
Intangible assets, net	360,140	373,763
Real estate held for sale, net	—	4,159
Other assets, net	510,190	485,458

Total assets	$17,725,319	$17,408,475

Liabilities and equity
Bank line of credit	$—	$454,000
Senior unsecured notes	5,864,940	5,416,063
Mortgage debt	1,756,252	1,764,571
Other debt	86,734	87,985
Intangible liabilities, net	119,412	124,142
Accounts payable and accrued liabilities	519,492	275,478
Deferred revenues	68,527	65,614
Total liabilities	8,415,357	8,187,853

Preferred stock, $1.00 par value: aggregate liquidation preference of $295.5 million as of December 31, 2011	—	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 419,433,018 and 408,629,444 shares issued and outstanding, respectively	419,433	408,629
Additional paid-in capital	9,776,708	9,383,536
Cumulative dividends in excess of earnings	(1,053,684)	(1,024,274)
Accumulated other comprehensive loss	(17,666)	(19,582)
Total stockholders’ equity	9,124,791	9,033,482

Joint venture partners	16,085	16,971
Non-managing member unitholders	169,086	170,169
Total noncontrolling interests	185,171	187,140

Total equity	9,309,962	9,220,622

Total liabilities and equity	$17,725,319	$17,408,475

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues:
Rental and related revenues	$244,335	$253,081
Tenant recoveries	22,650	23,444
Resident fees and services	36,179	2,505
Income from direct financing leases	154,535	13,395
Interest income	819	38,096
Investment management fee income	493	607
Total revenues	459,011	331,128

Costs and expenses:
Interest expense	104,568	108,576
Depreciation and amortization	88,241	91,182
Operating	67,349	46,845
General and administrative	20,102	21,952
Total costs and expenses	280,260	268,555

Other income, net	436	10,309

Income before income taxes and equity income from unconsolidated joint ventures	179,187	72,882
Income taxes	709	(37)
Equity income from unconsolidated joint ventures	13,675	798
Income from continuing operations	193,571	73,643

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	137	341
Gain on sales of real estate, net of income taxes	2,856	—
Total discontinued operations	2,993	341

Net income	196,564	73,984
Noncontrolling interests’ share in earnings	(3,184)	(3,891)
Net income attributable to HCP, Inc.	193,380	70,093
Preferred stock dividends	(17,006)	(5,283)
Participating securities’ share in earnings	(1,117)	(935)

Net income applicable to common shares	$175,257	$63,875

Basic earnings per common share:
Continuing operations	$0.42	$0.17
Discontinued operations	0.01	—
Net income applicable to common shares	$0.43	$0.17

Diluted earnings per common share:
Continuing operations	$0.42	$0.17
Discontinued operations	0.01	—
Net income applicable to common shares	$0.43	$0.17

Weighted-average shares used to calculate earnings per common share:
Basic	410,018	372,116

Diluted	411,661	373,960

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$196,564	$73,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,241	91,182
Discontinued operations	35	238
Amortization of above and below market lease intangibles, net	(697)	(906)
Amortization of deferred compensation	5,373	5,102
Amortization of deferred financing costs, net	4,529	14,948
Straight-line rents	(9,927)	(17,300)
Loan and direct financing lease interest accretion	(25,878)	(19,969)
Deferred rental revenues	1,839	1,106
Equity income from unconsolidated joint ventures	(13,675)	(798)
Distributions of earnings from unconsolidated joint ventures	913	332
Gain on sales of real estate	(2,856)	—
Gain upon consolidation of joint venture	—	(8,039)
Derivative (gains) losses, net	203	(2,113)
Changes in:
Accounts receivable, net	2,300	4,416
Other assets	(7,877)	8,073
Accounts payable and accrued liabilities	(52,619)	(429)
Net cash provided by operating activities	186,468	149,827
Cash flows from investing activities:
Cash used in the HCP Ventures II purchase, net of cash acquired	—	(136,060)
Other acquisitions and development of real estate	(22,340)	(65,453)
Leasing costs and tenant and capital improvements	(8,931)	(9,493)
Proceeds from sales of real estate, net	7,238	—
Distributions in excess of earnings from unconsolidated joint ventures	2,716	637
Principal repayments on loans receivable	4,015	287
Investments in loans receivable	(9,939)	(359,683)
Increase in restricted cash	(3,905)	(5,738)
Net cash used in investing activities	(31,146)	(575,503)
Cash flows from financing activities:
Net repayments under bank line of credit	(454,000)	—
Repayments of mortgage debt	(10,057)	(21,137)
Issuance of senior unsecured notes	450,000	2,400,000
Deferred financing costs	(10,117)	(42,852)
Net proceeds from the issuance of common stock and exercise of options	397,569	1,248,049
Dividends paid on common and preferred stock	(211,067)	(184,209)
Issuance (purchase) of noncontrolling interests	181	(18,587)
Distributions to noncontrolling interests	(3,912)	(3,667)
Net cash provided by financing activities	158,597	3,377,597
Net increase in cash and cash equivalents	313,919	2,951,921
Cash and cash equivalents, beginning of period	33,506	1,036,701
Cash and cash equivalents, end of period	$347,425	$3,988,622

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net income applicable to common shares	$175,257	$63,875
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,241	91,182
Discontinued operations	35	238
Direct financing lease (“DFL”) depreciation	3,050	372
Gain on sales of real estate	(2,856)	—
Gain upon consolidation of joint venture	—	(8,039)
Equity income from unconsolidated joint ventures	(13,675)	(798)
FFO from unconsolidated joint ventures	16,177	3,315
Noncontrolling interests’ and participating securities’ share in earnings	4,301	4,826
Noncontrolling interests’ and participating securities’ share in FFO	(5,724)	(5,282)
FFO applicable to common shares	$264,806	$149,689
Distributions on dilutive convertible units	3,122	—
Diluted FFO applicable to common shares	$267,928	$149,689

Diluted FFO per common share	$0.64	$0.40

Weighted average shares used to calculate diluted FFO per share	417,524	373,960

Impact of adjustments to FFO:
Preferred stock redemption charge(2)	10,432	—
Merger-related items(3)	—	32,308
	$10,432	$32,308

FFO as adjusted applicable to common shares	$275,238	$181,997
Distributions on dilutive convertible units and other	3,089	1,733
Diluted FFO as adjusted applicable to common shares	$278,327	$183,730
Per common share impact of adjustments on diluted FFO	$0.03	$0.16 (4)

Diluted FFO as adjusted per common share	$0.67	$0.56

Weighted average shares used to calculate diluted FFO as adjusted per share	417,524	330,286 (4)

(1) We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from us. In addition, we present FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items (“FFO as adjusted”). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

(2)    In connection with the redemption of our preferred stock, during the first quarter, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock. See the “Financing” section of this release for additional information regarding the preferred stock redemption.

(3)  $32.3 million of merger-related items attributable to the HCR ManorCare acquisition include the following: (i) $10.3 million of direct transaction costs, net; and (ii) $22.0 million of additional interest expense associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011, which proceeds were obtained to prefund the HCR ManorCare acquisition.

(4)    $0.16 per share of merger-related items attributable to the HCR ManorCare acquisition include the following:

(i)         $0.03 per share of direct transactions costs, net that is discussed in footnote 3(i); and

(ii)      $0.13 per share of negative carry related to prefunding activities of: (a) $0.06 per share from our December 2010 46 million share common stock offering and 30 million shares from our March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased our weighted average shares by 47.3 million for the quarter ended March 31, 2011; and  (b) $0.07 per share for additional interest expense related to the $2.4 billion senior unsecured notes offering that is discussed in footnote 3(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare acquisition.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2012	2011

FFO as adjusted applicable to common shares	$275,238	$181,997
Amortization of above and below market lease intangibles, net	(697)	(906)
Amortization of deferred compensation	5,373	5,102
Amortization of deferred financing costs, net	4,529	2,958
Straight-line rents	(9,927)	(17,300)
DFL accretion(2)	(25,622)	(2,675)
DFL depreciation	(3,050)	(372)
Deferred revenues — tenant improvement related	(487)	(876)
Deferred revenues — additional rents (SAB 104)	2,326	1,982
Leasing costs and tenant and capital improvements	(8,931)	(9,493)
Joint venture and other FAD adjustments(2)	(14,429)	(832)
FAD applicable to common shares	$224,323	$159,585

Distributions on dilutive convertible units	1,786	1,746

Diluted FAD applicable to common shares	$226,109	$161,331

Diluted FAD per common share	$0.54	$0.49

Weighted average shares used to calculate diluted FAD per common share	415,239	330,286

(1)    Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)    For the quarter ended March 31, 2012, DFL accretion reflects an elimination of $14.7 million. Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net income	$196,564	$73,984
Interest income	(819)	(38,096)
Investment management fee income	(493)	(607)
Interest expense	104,568	108,576
Depreciation and amortization	88,241	91,182
General and administrative	20,102	21,952
Other income, net	(436)	(10,309)
Income taxes	(709)	37
Equity income from unconsolidated joint ventures	(13,675)	(798)
Total discontinued operations, net of income taxes	(2,993)	(341)
NOI(1)	$390,350	$245,580
Straight-line rents	(9,927)	(17,300)
DFL accretion	(25,622)	(2,675)
Amortization of above and below market lease intangibles, net	(697)	(906)
Lease termination fees	(148)	(1,589)
NOI adjustments related to discontinued operations	148	—
Adjusted NOI(1)	$354,104	$223,110
Non-SPP adjusted NOI	(132,869)	(11,736)
Same property portfolio adjusted NOI(2)	$221,235	$211,374

Adjusted NOI % change – SPP	4.7%

(1)     We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

            NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income tax expenses, equity income from unconsolidated joint ventures and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)  Same property portfolio (“SPP”) statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	2012
	Low	High

Diluted earnings per common share	$1.81	$1.87
Real estate depreciation and amortization	0.84	0.84
DFL depreciation	0.03	0.03
Gain on sales of real estate	(0.01)	(0.01)
Joint venture FFO adjustments	0.01	0.01
Diluted FFO per common share	$2.68	$2.74
Preferred stock redemption charge	0.03	0.03
Diluted FFO as adjusted per common share	$2.71	$2.77
Amortization of net below market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.10)	(0.10)
DFL accretion(2)	(0.23)	(0.23)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.14)	(0.14)
Joint venture and other FAD adjustments(2)	(0.13)	(0.13)
Diluted FAD per common share	$2.16	$2.22

(1)            Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)    Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.